EXHIBIT 99.1

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Catalyst Biosciences, Inc., a Delaware corporation (the “Company”);

WHEREAS, this Joint Filing and Solicitation Agreement (the “Agreement”) amends and restates the Group Agreement dated as of February 22, 2022 entered into by certain of the parties hereto, pursuant to which the parties named therein formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended);

WHEREAS, JDS1, LLC, a Delaware limited liability company (“JDS1”), CCUR Holdings, Inc., a Delaware corporation, CIDM II, LLC, a Delaware limited liability company, Julian D. Singer, David S. Oros, Shelly C. Lombard, Matthew Stecker, and Igor Volshteyn (collectively, the “Group”) wish to form the Group for the purpose of working together to enhance stockholder value at the Company, including (i) seeking the election of Shelly C. Lombard, Matthew Stecker, and Igor Volshteyn (collectively, the “Nominees”) to the Board of Directors of the Company (the “Board”) at the 2022 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings, or continuations thereof, the “Annual Meeting”), (ii) seeking the approval of a non-binding business proposal requesting the Board to take the necessary steps to declassify the Board (in a manner that does not affect the unexpired terms of the previously elected directors) so that all directors are elected on an annual basis commencing at the next annual meeting of stockholders after the Annual Meeting (the “Declassification Proposal”), (iii) taking such other actions as the parties deem advisable, and (iv) taking all other action necessary or advisable to achieve the foregoing.

NOW, IT IS AGREED, this 7th day of March 2022 by the parties hereto:

1.                To the extent required by applicable law, in accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each member of the Group agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy and completeness of his, her, or its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.                For so long as this Agreement is in effect, each of the undersigned shall provide written notice to Julian D. Singer, such notice to be given no later than 24 hours after each such transaction, of any of their purchases or sales of securities of the Company or any option, warrant, convertible security, or other contract right or derivative position, including any “swap” transaction, with respect to the securities of the Company (each, a “Derivative”).

3.                Each of the undersigned agrees to form the Group for the purpose of working together to enhance stockholder value at the Company, including (i) soliciting proxies in connection with the Annual Meeting for the election of the Nominees to the Board and the approval of the Declassification Proposal, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing.

4.                Each of the undersigned agrees that all out-of-pocket costs and expenses (including fees of outside legal counsel) incurred in connection with the Group’s activities set forth in Section 3, including the preparation of this Agreement and any future SEC filings, and so long as this Agreement is in effect (the “Expenses”) must be pre-approved by a representative of JDS1 and shall be paid for by JDS1.

5.                Each of the undersigned agrees that any SEC filing, press release, public stockholder communication or Company communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 3 shall be approved in advance by JDS1. The members of the Group hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities.

6.                Each of the Nominees agrees that he or she shall not undertake or effect any purchase, sale, acquisition, or disposal of any securities of the Company without the prior written consent of JDS1.

7.                Each of the Nominees agrees that so long as the Agreement is in effect, he or she shall not undertake any Expenses in connection with his or her involvement with the Company, individually or on behalf of the Group, without the prior written consent of JDS1.

8.                Each of the Nominees agrees that so long as the Agreement is in effect, he or she shall not communicate on behalf of the Group with regards to the Company without the prior written consent of JDS1.

9.                The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Except as provided in Section 2 and Section 6, nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/her/its sole discretion, provided that all such transactions are made in compliance with all applicable securities laws.

10.             This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

11.             Any legal action or proceeding arising out of the provisions of this Agreement or the parties’ investment in the Company shall be brought and determined in the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

12.             Each party acknowledges that Gottfried Legal Advisory PLLC shall act as counsel for the Group and each of JDS1, LLC, CCUR Holdings, Inc., CDMA II, LLC, Julian D. Singer, and David S. Oros relating to their investment in the Company.

13.             Any party hereto may terminate its obligations under this Agreement on 24 hours’ written notice to all other parties. Notwithstanding the foregoing, the parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 4, solely with respect to Expenses incurred prior to the termination of the Agreement, Section 11, and this Section 13, each of which shall survive any termination of this Agreement) shall terminate immediately upon termination of this Agreement.

14.             The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the parties hereto.

15.             To the extent required by applicable law, each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signatures follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

JDS1, LLC

By: /s/ Julian D. Singer

Name: Julian D. Singer

Title: Managing Member

CCUR HOLDINGS, INC.

By: /s/ Igor Volshteyn

Name: Igor Volshteyn

Title: CEO and President

CIDM II, LLC

By: /s/ Julian D. Singer

Name: Julian D. Singer

Title: Managing Member

/s/ David S. Oros

David S. Oros

/s/ Julian D. Singer

Julian D. Singer, individually and as attorney-in-fact for Shelly C. Lombard, Matthew Stecker, and Igor Volshteyn